UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 609-4200

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

LivePerson, Inc. President and Chief Financial Officer Timothy E. Bixby has advised the company that, in order to liquidate certain LivePerson stock options that are nearing expiration, and to otherwise diversify his financial portfolio, he has entered into a written plan for selling shares of LivePerson’s stock designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in accordance with LivePerson’s Insider Trading Policy. Mr. Bixby’s plan provides for selling up to approximately 350,000 shares subject to, among other things, certain monthly volume limitations and certain minimum market prices. The plan has an expiration date of August 15, 2008.

Except as may be required by law, LivePerson does not undertake to report written trading plans established by other LivePerson officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Bixby’s plan or the plan of any other officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: September 10, 2007	By:	/s/MONICA L. GREENBERG
Monica L. Greenberg SVP, General Counsel